

2018

1st Quarter Report

FIRST GUARANTY BANCSHARES, INC.

www.fgb.net

A Message to Our Shareholders

Dear Shareholders,

First Guaranty Bancshares, Inc. got off to a strong start in the first quarter of 2018 with income of $3,601,000 for the quarter compared to $3,251,000 for the first quarter of 2017.

On March 14, 2018, First Guaranty celebrated its 84th birthday! The history started in 1934 in Amite, Louisiana.

This strong first quarter concluded with a payment by First Guaranty Bancshares, Inc. of its 99th consecutive quarterly dividend.

The impetus for this strong beginning of 2018 was continuing strong loan demand and loan interest income for the quarter totaling $14,864,000 as compared to $12,200,000 in loan interest income for the first quarter of 2017. This represents a whopping increase of 22% year over year.

Continuing our drive toward a fortress balance sheet, shareholders equity as of March 31, 2018 totaled $140,003,000 compared to $126,905,000 as of March 31, 2017. This represents a strong 10.3% increase in equity year over year. Total loans as of March 31, 2018 were $1,137,171,000 compared to $994,439,000 as of March 31, 2017, an increase of $142,732,000 or 14.4% in loans. Our newly acquired branches in the Dallas-Fort Worth and Waco, Texas areas continued to be strong contributors to our loan production effort.

While loans, income, and equity continued to grow and be strong, asset quality also continued to improve as non-performing assets dropped from $14,670,000 as of December 31, 2017 to $12,228,000 as of March 31, 2018.

First Guaranty Bancshares, Inc. is off to a great start in 2018. In the second quarter, we intend to continue our drive forward toward our 100th consecutive quarterly dividend scheduled for June 30, 2018.

Thank you for your continued support.

Sincerely,

Alton B. Lewis
Chief Executive Officer/President

NASDAQ Symbol: FGBI

We're Social

Statements of Condition

(in thousands, except share data)

	March 31, 2018	March 31, 2017
	(unaudited)	
Assets		
Cash and cash equivalents:		
Cash and due from banks	$31,274	$17,802
Federal funds sold	990	291
Cash and cash equivalents	32,264	18,093
Investment securities:		
Available for sale, at fair value	384,971	425,994
Held to maturity, at cost (estimated fair value of $113,348 and $97,100 respectively)	117,111	98,847
Investment securities	502,082	524,841
Federal Home Loan Bank stock, at cost	2,359	1,819
Loans held for sale	1,837	-
Loans, net of unearned income	1,137,171	994,439
Less: allowance for loan losses	9,788	11,647
Net loans	1,127,383	982,792
Premises and equipment, net	38,082	25,156
Goodwill	3,472	1,999
Intangible assets, net	4,221	974
Other real estate, net	1,271	239
Accrued interest receivable	8,098	6,954
Other assets	10,707	9,464
Total Assets	$1,731,776	$1,572,331
Liabilities and Stockholders' Equity		
Deposits:		
Noninterest-bearing demand	$250,110	$234,469
Interest-bearing demand	586,888	545,619
Savings	112,965	100,256
Time	600,267	521,924
Total deposits	1,550,230	1,402,268
Short-term borrowings	-	2,000
Accrued interest payable	2,849	1,962
Senior long-term debt	22,040	21,326
Junior subordinated debentures	14,673	14,638
Other liabilities	1,981	3,232
Total Liabilities	1,591,773	1,445,426
Shareholders' Equity		
Common stock:[1]		
$1 par value - authorized 100,600,000 shares; issued 8,807,175 and 8,369,424 shares	8,807	8,369
Surplus	92,268	81,000
Retained earnings	46,656	41,013
Accumulated other comprehensive income (loss)	(7,728)	(3,477)
Total Shareholders' Equity	140,003	126,905
Total Liabilities and Shareholders' Equity	$1,731,776	$1,572,331

[1] All share amounts have been restated to reflect the ten percent stock dividend paid December 14, 2017 to shareholders of record as of December 8, 2017.

Statements of Income

(in thousands, except share, per share data and percentages)

	For the Three Month Periods Ended March 31, 2018	2017
	(unaudited)	
Interest Income:		
Loans (including fees)	**$14,864**	$12,200
Deposits with other banks	**85**	19
Securities (including FHLB stock)	**3,353**	3,403
Federal funds sold	**1**	-
Total Interest Income	**18,303**	15,622
Interest Expense:		
Demand deposits	**1,976**	1,082
Savings deposits	**82**	36
Time deposits	**2,085**	1,444
Borrowings	**405**	366
Total Interest Expense	**4,548**	2,928
Net Interest Income	**13,755**	12,694
Less: Provision for loan losses	**605**	711
Net Interest Income after Provision for Loan Losses	**13,150**	11,983
Noninterest Income:		
Service charges, commissions and fees	**717**	562
ATM and debit card fees	**501**	474
Net gains on securities	**10**	530
Net gains on sale of loans	**2**	5
Other	**348**	385
Total Noninterest Income	**1,578**	1,956
Noninterest Expense:		
Salaries and employee benefits	**5,582**	4,826
Occupancy and equipment expense	**1,341**	1,031
Other	**3,284**	3,137
Total Noninterest Expense	**10,207**	8,994
Income Before Income Taxes	**4,521**	4,945
Less: Provision for income taxes	**920**	1,694
Net Income	**$3,601**	$3,251
Per Common Share:[1]		
Earnings	**$0.41**	$0.39
Cash dividends paid	**$0.16**	$0.15
Book Value Per Common Share:	**$15.90**	$15.16
Weighted Average Common Shares Outstanding	**8,807,175**	8,369,424
Return on Average Assets	**0.84%**	0.84%
Return on Average Common Equity	**10.29%**	10.45%

[1] All share amounts have been restated to reflect the ten percent stock dividend paid December 14, 2017 to shareholders of record as of December 8, 2017.

Banking Center Locations

Full-Service Banking Centers

South Louisiana

Abbeville Banking Center
Amite Banking Center
Denham Springs
  Banking Center
Greensburg Banking Center
Hammond Banking Centers:
  First Guaranty Square
  Guaranty West
Independence Banking Center
Jennings Banking Center
Kentwood Banking Center:
  Kentwood
  Kentwood West
Montpelier Banking Center
Ponchatoula Banking Centers:
  Ponchatoula
  Berryland
Walker Banking Center
Watson Banking Center

North Louisiana

Benton Banking Center
Bossier City Banking Center
Dubach Banking Center
Haynesville Banking Center
Homer Banking Center
Oil City Banking Center
Vivian Banking Center

Texas

Denton Banking Center
Fort Worth Banking Center
Garland Banking Center
McKinney Banking Center
Waco Banking Center

ATM Locations

North Louisiana

Benton
  189 Burt Boulevard
Bossier City
  4221 Airline Drive
Dubach
  117 East Hico Street
Haynesville
  10065 Highway 79
Homer
  401 North 2nd Street
  (Homer Memorial Hospital)
Oil City
  126 South Highway 1
Vivian
  102 East Louisiana Ave.

ATM Locations

South Louisiana

Abbeville
  799 West Summers Drive
Amite
  100 East Oak Street
  1014 West Oak Street
Bedico
  28473 Highway 22
  Bedico Supermarket
Denham Springs
  2231 South Range Avenue
Greensburg
  6151 Highway 10
Hammond
  1201 West University Avenue
  2111 West Thomas Street
  400 East Thomas Street
  4 Medical Center Drive
  (North Oaks Medical Center)
  1900 S. Morrison Boulevard
  (North Oaks Rehabilitation Center)
Independence
  455 West Railroad Ave.
Jennings
  500 North Cary
Kentwood
  723 Avenue G
Livingston
  17199 Spring Ranch Road
  (Livingston Parish Medical Ctr.)
Loranger
  19518 Hwy 40
Montpelier
  35651 Highway 16
Ponchatoula
  105 Berryland
  500 West Pine Street
Robert
  22628 Highway 190
Walker
  29815 Walker Rd. S
Watson
  33818 Highway 16

ATM Locations

Texas

McKinney
  8951 Synergy Drive #100
Waco
  7600 Woodway Drive

FIRST GUARANTY BANCSHARES, INC.
Member FDIC

FIRST GUARANTY BANCSHARES, INC.

Post Office Box 2009
Hammond, Louisiana 70404-2009